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                                                                   Exhibit 10.44

                                      BORROWER: MWI,INC., d/b/a DANAM
                                                ELECTRONICS

                                      GUARANTOR: JERRY WEST

                                    GUARANTY
                      (EXIM BANK-GUARANTEED LINE OF CREDIT)

To: BANK OF AMERICA, N.A.

      1. The Guaranty. For valuable consideration, the undersigned ("Guarantor") hereby unconditionally guarantees and promises to pay promptly to Bank of America, N.A., or order, in lawful money of the United States, any and all Indebtedness of MWI; Inc., d/b/a Danam Electronics ("Borrower") to Bank when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, subject to such limitations on Guarantor's liability as are set forth below. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor's liability under any other guaranties signed by Guarantor. If more than one individual or entity sign this Guaranty, their obligations under this Guaranty shall be joint and several.

The liability of Guarantor under this Guaranty shall be limited to the Indebtedness under the Loan Documents, and shall not exceed at any one time the sum of (a) the principal amount of the Indebtedness under such Loan Documents plus (b) all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness under such Loan Documents.

      2.    Definitions.

            (a) "Borrower" shall mean the individual or the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

            (b) "Guarantor" shall mean the individual or the entity signing this Guaranty and, if more than one, then any one or more of them.

            (c) "Indebtedness" shall mean any and all debts, liabilities, and obligations of Borrower to Bank, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Bank by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Bank for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable.

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            (d) "Loan Documents" shall mean that certain Loan Agreement (Exim
      Bank-Guaranteed Line of Credit) dated June 1, 2000, between Borrower and Bank (the "Loan Agreement") and any promissory notes from Borrower in favor of Bank evidencing or relating to any of the Indebtedness, and deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with the Loan Agreement, as such Loan Agreement, promissory notes, and other agreements, documents, and instruments are now in effect and as hereafter amended, restated, renewed or superseded.

      3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

      4. Rights of Bank. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to:

            (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;

            (b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

            (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine;

            (d) permit the Indebtedness to exceed Guarantor's liability under this Guaranty, and apply any amounts received from any source, other than from Guarantor, to any unguaranteed portion of the Indebtedness; and

            (e) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness.

      5. Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Bank described in the immediately

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preceding paragraph of this Guaranty. It is the express intent of Guarantor that
Guarantor's obligations under this Guaranty are and shall be absolute and unconditional.

      6. Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

            (a) any right to require Bank to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Bank's power whatsoever;

            (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

            (c) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; and

            (d) the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

      7. Waiver of Subrogation. Until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor's liability hereunder, Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

      8. Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Loan Document (including Guarantor), notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other Indebtedness of Borrower to Bank.

      9.    [INTENTIONALLY OMITTED]

      10. Security. To secure all of Guarantor's obligations hereunder, Guarantor assigns and grants to Bank a security interest in all moneys, securities, and other property of Guarantor now or hereafter in the possession of Bank, all deposit accounts of Guarantor

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maintained with Bank, and all proceeds thereof. Upon default or breach of any of
Guarantor's obligations to Bank, Bank may apply any deposit account to reduce the Indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Bank and Guarantor.

      11. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. Such obligations of Borrower to Guarantor if Bank so requests shall be enforced and performance received by Guarantor as trustee for Bank, and the proceeds, thereof shall be paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Bank may have on any such property.

      12.   Revocation of Guaranty.

            (a) This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantor by Bank, of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation by Guarantor shall not affect any obligations of any other guarantor.

            (b) In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Indebtedness existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of the death of the deceased Guarantor pursuant to a commitment made by Bank to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Indebtedness existing at that time, but also as to the Indebtedness thereafter incurred by Borrower to Bank.

      13. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty

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shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

      14. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately upon demand by Bank.

      15. No Deductions. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. In the event that Guarantor or Bank is required by law to make any such deduction or withholding, Guarantor agrees to pay on behalf of Bank such amount directly to the appropriate person or entity, or if the Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Bank such additional amounts as will result in the receipt by Bank of the full amount payable hereunder. Guarantor shall promptly provide Bank with evidence of payment of any such amount made on Bank's behalf.

      16. Information Relating to Borrower. Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as Guarantor may require, and that Bank has no duty, and Guarantor is not relying on Bank, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

      17. Borrower's Authorization. Where Borrower is a corporation, partnership, or limited liability company, it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor's liability set forth herein.

      18. Information Relating to Guarantor. Guarantor authorizes Bank to verify or check any information given by Guarantor to Bank, check Guarantor's credit references, verify employment, and obtain credit reports. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor and to Guarantor's spouse and any such general partner's spouse if Guarantor or such general partner is married and lives in a community property state.

      19. Guarantor's Covenants. Until the Indebtedness guaranteed under this Guaranty has been paid in full and any commitments of Bank or facilities provided by Bank with respect to such Indebtedness have been terminated and each and every term, covenant, and condition of this Guaranty is fully performed, Guarantor agrees to comply with the financial reporting provisions applicable to Guarantor as set forth in Section 9.3 of the Loan Agreement.

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      20.   Foreign Currency.

            (a) If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the "Judgment Currency") other than the currency or currencies in which the guaranteed Indebtedness is denominated (individually, an "Obligation Currency"), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in each Obligation Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligation Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligation Currency with the Judgment Currency quoted by Bank in the place of Bank's choice at or about 8:00 a.m. on the date for determination specified above. Guarantor shall indemnify Bank and hold Bank harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by Guarantor.

            (b) The obligations hereunder shall not be affected by any acts of any governmental authority affecting Borrower including, without limitation, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of Borrower's property, or by economic, political, regulatory, or other events in the countries where Borrower is located.

            (c) If (i) a maximum amount for which Guarantor is liable under this Guaranty with respect to the principal amount of the Indebtedness is expressed in U.S. Dollars in Paragraph 1 of this Guaranty and (ii) an increase occurs in the market value of any Obligation Currencies as compared to the U.S. Dollars before any payment by Guarantor of its obligations under this Guaranty, then such maximum amount for which Guarantor is liable shall be increased by an amount of U.S. Dollars sufficient to purchase on the day of such payment, whether before or after settlement or judgment, the amount of such Obligation Currencies owed to Bank. Such increased maximum amount shall be calculated using the exchange rate quotes described in sub paragraph (a) above.

      21. Taxes. Guarantor represents and warrants that it is organized and resident in the United States of America. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to a U.S. office of Bank so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, then Guarantor shall pay any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which Bank's principal office or actual lending office is located and (b) measured by the United States taxable income Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country) that are at any time imposed on any such payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph. Further, if such withholding tax is applicable, Guarantor shall also pay to Bank, on demand, all additional amounts that Bank

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specifies as necessary to preserve the after-tax yield Bank would have received if such taxes had not been imposed.

      22. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor's executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Bank, and (b) inures to the benefit of Bank and Bank's indorsees, successors, and assigns. Bank may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Bank may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Bank's possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

      23. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Bank's in-house counsel, and all other costs and expenses which may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

      24. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed under the laws of the State of Texas. Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the State of Texas in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Bank in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

      25. Judicial Proceedings; Waivers. THE GUARANTOR AND THE BANK ACKNOWLEDGE AND AGREE THAT (a) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE GUARANTOR OR THE BANK OR ANY SUCCESSOR OR ASSIGN OF THE GUARANTOR OR THE BANK, ON OR WITH RESPECT TO THIS GUARANTY, OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (b) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (c) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY, AND THE BANK WOULD NOT EXTEND CREDIT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY!

      Executed this 1st day of June, 2000.

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                                     /s/ Jerry West
                                     --------------------------------
                                     Jerry West

                                     Address:

                                     ________________________________

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STATE OF TEXAS

COUNTY OF DALLAS

      The foregoing was executed and acknowledged before me this 1st day of June, 2000 by Jerry West. He/She is personally known to me or produced __________________________as identification and did/did not take an oath.

                                           /s/ Rebecca Ann West
                                           -----------------------------------
[SEAL]                                     Print Name: Rebecca Ann West
                                           MY Commission Expires: 12/12/00
                                           Commission No.: 00757678-6
                                           Notary Public, State of Texas

                                           [NOTARY SEAL]

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